AJ. ROBBINS, PC
                                                    Certified Public Accountants
                                                                 and Consultants




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 13, 1997 on the financial statements of U.S. Pawn, Inc., and to the reference made to our firm under the caption "Experts" included in or made part of this Registration Statement.



                                        /s/  AJ. Robbins, PC
                                        ----------------------------------------
                                        AJ. ROBBINS, P.C.
                                        CERTIFIED PUBLIC ACCOUNTANTS
                                        AND CONSULTANTS



Denver, Colorado
June 23, 1997




             3033 East 1st Avenue - Suite 201 - Denver, CO 80206 -
                         303 321-1281 - Fax 303 321-1288

                Colorado Society of Certified Public Accountants
                  SEC Practice and Private Companies Sections
               American Institute of Certified Public Accountants
                      Independent Accounting International